Exhibit 99.2

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By Facsimile and First Class Mail

November 7, 2006

Mr. James V. Agnello
Senior Vice President and
Chief Financial Officer
Clarient, Inc.
31 Columbia
Aliso Viejo, CA 92656

Re:                               Clarient, Inc. (the “Company”)
Nasdaq Symbol: CLRT

Dear Mr. Agnello:

On July 10, 2006, Staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Marketplace Rules of The Nasdaq Stock Market (the “Rule”). Since then, the closing bid price of the Company’s common stock has been at $1.00 per share or greater for at least 10 consecutive business days. Accordingly, the Company has regained compliance with Marketplace Rule 4310(c)(4) and this matter is now closed.

If you have any questions, please contact Jay Miller, Lead Analyst, at (301) 978-8042.

Sincerely,

/s/ Stanley Higgins

Stanley Higgins
Associate Director
Nasdaq Listing Qualifications